As filed with the Securities and Exchange Commission on December 30, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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OHR PHARMACEUTICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-5622433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Third Ave, 11th Floor New York, NY	10977
(Address of Principal Executive Offices)	(Zip Code)

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Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan

Ohr Pharmaceutical, Inc. 2016 Consolidated Stock Incentive Plan

(Full title of the plans)

Sam Backenroth
Chief Financial Officer
Ohr Pharmaceutical, Inc.
800 Third Avenue, 11th Floor
New York, New York 10022
(Name and address of agent for service)

(212) 682-8452

(Telephone number, including area code, of agent for service)

________________

Copies of all correspondence to:

Aurora Cassirer, Esq.
Joseph Walsh, Esq.
Troutman Sanders LLP
875 Third Avenue

New York, New York 10022
(212) 704-6000

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,179,000(2)	$7.73(3)	$16,843,670	$1,952(3)
Common Stock, $0.0001 par value per share	120,550(4)	$7.93(5)	$955,962	$111(5)
Common Stock, $0.0001 par value per share	80,000(6)	$3.23(7)	$258,400	$30(7)
Common Stock, $0.0001 par value per share	2,681,275(8)	$1.625(9)	$4,357,072	$505(9)
Total	5,060,825		$22,415,104	$2,598
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares common stock, $0.0001 par value per share (the “Common Stock”), of the Registrant, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(2)	Represents shares of Common Stock issuable pursuant to outstanding but unexercised stock options previously granted under the Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan (the “2014 Plan”).
(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act, based upon the weighted average exercise price of $7.73 of the outstanding but unexercised stock options previously granted under the 2014 Plan.
(4)	Represents shares of Common Stock issuable pursuant to outstanding but unexercised warrants previously granted under the 2014 Plan.
(5)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act, based upon the weighted average exercise price of $7.93 of the outstanding but unexercised warrants previously granted under the 2014 Plan.
(6)	Represents shares of Common Stock issuable pursuant to outstanding but unexercised stock options previously granted under the Ohr Pharmaceutical, Inc. 2016 Consolidated Stock Incentive Plan (the “2016 Plan”).
(7)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act, based upon the weighted average exercise price of $3.23 of the outstanding but unexercised stock options previously granted under the 2016 Plan.
(8)	Represents shares of Common Stock issuable pursuant to awards to be issued under the Ohr Pharmaceutical, Inc. 2016 Plan.
(9)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported on The NASDAQ Capital Market on December 27, 2016, which was $1.625 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.

Plan Information.

Not required to be filed with this Registration Statement.

ITEM 2.

Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.

Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

●	the Registrant’s Annual Report on Form 10-K (No. 001-35963) for the fiscal year ended September 30, 2016, filed with the Commission on December 22, 2016;

●	the Registrant’s Current Report on Form 8-K (No. 001-35963) filed with the Commission on December 8, 2016; and

●	The description of the Registrant’s common stock, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35963), filed by the Registrant with the Commission on June 11, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock of the Registrant offered have been sold or which deregisters all of such shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4.

Description of Securities.

Not applicable.

ITEM 5.

Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.

Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action or claim referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred in connection with such action or claim.

The Registrant’s certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that it shall indemnify and advance expenses to the fullest extent permitted by the DGCL, to each person who is or was one of the Registrant’s directors or officers. The Certificate of Incorporation provides that upon request the Registrant shall advance expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Registrant or while a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys’ fees and expenses); provided, however, that if the DGCL requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer, and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan, shall be made only upon delivery to the Registrant of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation includes such a provision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (*the “Securities Act”), as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. As permitted by Section 145(g) of the DGCL, the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act, subject to certain exclusions and exceptions.

ITEM 7.

Exemption from Registration Claimed.

Not applicable.

ITEM 8.

Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.

Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on December 30, 2016.

OHR PHARMACEUTICAL, INC.

By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Ira Greenstein, Orin Hirschman, June Almenoff and Thomas Riedhammer constitutes and appoints Jason Slakter and Sam Backenroth, and each of them, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Ohr Pharmaceutical, Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jason Slakter Jason Slakter	Chief Executive Officer (Principal Executive Officer) and Director	December 30, 2016
/s/ Sam Backenroth Sam Backenroth	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2016
/s/ Ira Greenstein Ira Greenstein	Director	December 30, 2016
/s/ Orin Hirschman Orin Hirschman	Director	December 30, 2016
/s/ June Almenoff June Almenoff	Director	December 30, 2016
/s/ Thomas Riedhammer Thomas Riedhammer	Director	December 30, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(a)	Form of Class J Common Stock Purchase Warrant issued on December 16, 2011 (1)
4.1(b)	Amendment, dated March 11, 2014, to Class J Common Stock Purchase Warrants (2)
4.2	Form of Series A Warrant (3)
4.3	Form of Series B Warrant (3)
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan (4)
99.2	Amendment to Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan (5)
99.3	Ohr Pharmaceutical, Inc. 2016 Consolidated Stock Incentive Plan (6)

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(1) Incorporated by reference to the Ohr Pharmaceutical, Inc. Current Report on Form 8-K (File No. 001-35963), filed on December 20, 2011.

(2) Incorporated by reference to the Ohr Pharmaceutical, Inc. Current Report on Form 8-K (File No. 001-35963), filed on March 14, 2014.

(3) Incorporated by reference to the Ohr Pharmaceutical, Inc. Current Report on Form 8-K (File No. 001-35963), filed on December 8, 2016.

(4) Incorporated by reference to the Ohr Pharmaceutical, Inc. Current Report on Form 8-K (File No. 001-35963), filed on April 14, 2014.

(5) Incorporated by reference to the Ohr Pharmaceutical, Inc. Annual Report on Form 10-K (File No. 001-35963), for the fiscal year ended September 30, 2015, filed on December 14, 2015.

(6) Incorporated by reference to the Ohr Pharmaceutical, Inc. Current Report on Form 8-K (File No. 001-35963), filed on March 21, 2016.